PricewaterhouseCoopers LLP
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Boston, MA 02110-1707
Telephone (617) 530 5000
Facsimile (617) 530 5001

Report of Independent Registered
Public Accounting Firm

To the Trustees of DWS Institutional Funds and the Shareholders of
DWS Inflation Protected Plus Fund:

In planning and performing our
audit of the financial
statements of DWS Inflation Protected
 Plus Fund (the
"Fund"), as of and for the year
ended September 30,
2009 in accordance with the
standards of the Public
Company Accounting Oversight
Board (United States),
we considered the Fund's
internal control over financial
reporting, including control
activities for safeguarding
securities, as a basis for
designing our auditing
procedures for the purpose of
expressing our opinion on
the financial statements and
to comply with the
requirements of Form N-SAR,
but not for the purpose of
expressing an opinion on the
effectiveness of the Fund's
internal control over financial
reporting.  Accordingly, we
do not express an opinion on
the effectiveness of the
Fund's internal control
over financial reporting.

The management of the Fund
is responsible for
establishing and maintaining
effective internal control
over financial reporting.  In
fulfilling this responsibility,
estimates and judgments by
 management are required
to assess the expected benefits
and related costs of
controls.  A fund's internal control
 over financial reporting
is a process designed to provide
reasonable assurance
regarding the reliability of
financial reporting and the
preparation of financial statements
for external purposes
in accordance with generally accepted
accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund;
(2) provide
reasonable assurance that transactions
are recorded as
necessary to permit preparation of
financial statements
in accordance with generally
accepted accounting
principles, and that receipts and
expenditures of the fund
are being made only in accordance
with authorizations of
management and trustees of the fund;
and (3)  provide
reasonable assurance regarding
prevention or timely
detection of unauthorized acquisition,
use or disposition
of a fund's assets that could have a
material effect on the
financial statements.

Because of its inherent limitations,
internal control over
financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting
exists when the design or operation of
a control does not
allow management or employees,
in the normal course
of performing their assigned functions,
to prevent or
detect misstatements on a timely basis.
A material
weakness is a deficiency, or a
combination of
deficiencies, in internal control over
financial reporting,
such that there is a reasonable
possibility that a material
misstatement of the Fund's annual or
interim financial
statements will not be prevented or
detected on a timely
basis.

Our consideration of the Fund's
internal control over
financial reporting was for the
limited purpose described
in the first paragraph and would
not necessarily disclose
all deficiencies in internal control
over financial reporting
that might be significant deficiencies
or material
weaknesses under standards established
by the Public
Company Accounting Oversight Board
(United States).
However, we noted no deficiencies in
 the Fund's internal
control over financial reporting and
its operation,
including controls for safeguarding
securities, that we
consider to be material weaknesses
as defined above as
of September 30, 2009.

This report is intended solely for
the information and use
of the Trustees, management,
and the Securities and
Exchange Commission and is
not intended to be and
should not be used by anyone
other than these specified
parties.



PricewaterhouseCoopers LLP
November 25, 2009